EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chemical Financial Corporation 401(K) Savings Plan of our reports dated March 15, 2005, with respect to the consolidated financial statements of Chemical Financial Corporation, Chemical Financial Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Chemical Financial Corporation, incorporated by reference in its 2004 Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chemical Financial Corporation 401 (K) Savings Plan of our report dated February 5, 2004, with respect to the financial statements of the Chemical Financial Corporation 401(K) Savings Plan and Schedule, included as an Exhibit to the Chemical Financial Corporation Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

May 13, 2005
Detroit, Michigan